Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statements (Form S-3 Nos. 333-274010, 333-281433 and 333-289365) of CytomX Therapeutics, Inc., and
(2)
Registration Statements (Form S-8 Nos. 333-207694, 333-209992, 333-215795, 333-223491, 333-229916, 333-236711, 333-253452, 333-255832, 333-263321, 333-270869, 333-277819, 333-285594, and 333-289370) pertaining to the Amended and Restated 2015 Equity Incentive Plan, the Employee Stock Purchase Plan and the 2019 Employment Inducement Incentive Plan of CytomX Therapeutics, Inc.;

of our reports dated March 16, 2026, with respect to the financial statements of CytomX Therapeutics, Inc. and the effectiveness of internal control over financial reporting of CytomX Therapeutics, Inc. included in this Annual Report (Form 10-K) of CytomX Therapeutics Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

San Francisco, California

March 16, 2026